Letter to Stockholders

InvenTrust Properties

January 6, 2017

Recent Acquisitions



Northcross Commons
- Charlotte, NC
- Whole Foods anchored
- 89% occupied
- 3-mile Avg. Income - $82.5K


Kroger

Windward Commons
- Alpharetta, GA
- Kroger anchored
- 99% occupied / 117K sq. ft.
- 3-mile Avg. Income - $99K

Dear Fellow Stockholder,

As we start 2017, the InvenTrust team of dedicated, hard-working professionals continue to execute on the company's simple, focused and disciplined portfolio strategy. In line with this effort, we are dedicated to providing clear, concise and consistent information to stockholders regarding our performance and strategy execution.

On December 16, we conducted a webcast for stockholders during which we discussed the completion of our modified "Dutch Auction" tender offer and reiterated our direction and strategy moving forward. While a replay of this webcast is available on our website, I wanted to highlight some of the main topics and questions from the webcast, which provide additional insight into our long-term strategic plan.

What was the final outcome of the modified "Dutch Auction" tender offer?
The company accepted for purchase 89,374,686 shares of its common stock at a purchase price of $2.66 per share, for an aggregate cost of approximately $237.7 million. The 89,374,686 shares accepted for purchase in the tender offer represented approximately 10.4% of the company's issued and outstanding shares of common stock. In accordance with rules promulgated by the Securities and Exchange Commission, the company had the option to increase the number of shares accepted for payment in the tender offer by up to 2% of the outstanding shares without amending or extending the tender offer. InvenTrust exercised that option and increased the tender offer by 14,186,716 shares or $37.7 million to avoid any proration for the stockholders tendering shares. We believe this tender offer provided the immediate liquidity needed by some of our stockholders, while still balancing the company's ability to execute on its long-term strategy.

What is InvenTrust's strategy going forward?
We continue to transform and refine our pure-play retail portfolio into a unique and compelling investment story with essential properties for everyday retailers in markets with strong demographics. Our progress is evidenced by the dispositions and acquisitions announced since January 2015.

Date Range: 1/1/15 to 11/7/2016	Acquisitions (1)	Dispositions (1)
Number of Properties	13	38
GLA (2)	2.2M Average (~169K)	3.9M Average (~102K)
Occupancy (3)	96%	92%
ABR per SF (4)	$17.71	$13.14

(1) The analysis includes retail properties owned and IAGM JV as of 11/7/2016 (2) Includes ground lease square footage
(3) Includes ground leases, excludes specialty leasing (4) ABR is cash ABR per SF and excludes ground / specialty leases.

As shown by the chart on the previous page, our disposition and acquisition strategy truly tells a story. We’ve been rotating out of a large number of assets, generally smaller in size, with lower occupancy and with average base rent (“ABR”) than a typical strategic property, and redeploying the capital into generally larger assets in better occupied centers, some with an impressive increase in rent per square foot compared to a typical non-strategic property. We are also targeting markets with high job and income growth in the Sunbelt region, such as Dallas, Atlanta, Raleigh, Los Angeles and Austin. We are pleased with our progress, but there is more work to be done in 2017. Will there be another tender offer or share repurchase program in 2017? Currently, InvenTrust has not announced any future share buyback programs. When will InvenTrust complete its ultimate liquidity event? Will it list on a national securities exchange? As we have communicated in the past, we believe designing a unique open-air retail platform, comprised of grocery-anchored and necessity-based power centers with characteristics to perform in different economic conditions will better position InvenTrust to evaluate various strategic transactions and potentially pursue a transaction aimed at achieving liquidity for its stockholders over the next 24 months. While we believe in our ability to execute on our plan, there are external and macroeconomic factors that could impact our final execution of our strategy. For example, will the retail REIT sector fundamentals stay positive given the limited new supply growth and support further occupancy gains? Will rising interest rates slow down our rate of non-strategic property dispositions? Will the actions of the new Administration improve economic growth? These are all questions that lack clarity and can influence our plan. Regardless of which direction the economy heads, we believe owning strategic assets in growth markets and disposing of properties in smaller or non-growth markets is the correct strategy. Finally, we believe this platform will provide InvenTrust with options when we explore the ultimate liquidity event. The structure of the strategic alternative could be in several forms, including but not limited to a listing of our stock on a national exchange or a sale of the entire platform. The Board and management team are committed to doing what is in the best interest of the company and are open to exploring opportunities that will maximize value for our stockholders. What is the current distribution rate and will it be increased in 2017? The current cash distribution rate is $0.0675 per share on an annualized basis. As the InvenTrust team executes on its retail strategy, the Board expects to evaluate the distribution rate on a quarterly basis and, if the Board deems appropriate, adjust the rate to take into account the company’s progress in our strategy. 4th Quarter Cash Distribution Enclosed is a check for your cash distribution equaling $0.016875 per share for the fourth quarter of 2016. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check. As always please feel free to contact us with any questions at 855-377-0510 or investorrelations@inventrustproperties.com. Sincerely, INVENTRUST PROPERTIES CORP. Thomas P. McGuinness President, CEO Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These statements include statements about the Company’s plans and strategies and future events, including the declaration, payment, timing and rate of any future distributions, the availability of cash flow from operating activities to fund distributions, the Company’s ability to successfully execute on its long-term strategy, and the Company’s ability to offer liquidity to its stockholders, among other things. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and involve known and unknown risks that are difficult to predict. For a discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and our future results and financial condition, see the Risk Factors included in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. You are cautioned not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information, future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward looking statements.